UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 21, 2013
EACO Corporation
(Exact name of registrant as specified in its charter)
Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 N. Lakeview Avenue, Anaheim, California		92807
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 876-2490
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2013, EACO Corporation (the “Company”) entered into a Purchase Agreement with Jagjit Dhatt (“Buyer”) to sell the Company’s real property located Orange Park, Florida to Buyer for a purchase price of $1,070,000. Subject to a financing contingency and certain inspection rights, the closing of the transaction is to occur on or before March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2013	EACO CORPORATION

/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer